                                 [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 16th day of September, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:      Brian McLean
                              Title:     Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 1



   Beginning of Collection Period:                  08/01/99
   End of Collection Period:                        08/31/99
   Distribution Date:                               09/20/99
   Reporting Date:                                  09/16/99
   Months in progress                                     10

WATERFALL DISTRIBUTIONS


-------------------------------------------------------------------------------
Cash Collections in Collection Period              48,664,750.46
Interest Earned on Collections Account                171,290.14
Required Withdrawal from Reserve Fund                       0.00
Interest Earned on Reserve Fund                        68,471.56
Recoveries on Defaulted Contracts                     582,616.73
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------

Available Amount                                   49,487,128.89



ALLOCATIONS
  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   386,846.43

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                    554,884.84

  (E) A-3 Interest                                  1,952,061.39

  (F) A-4 Interest                                    457,760.19

  (G) B Interest                                      210,720.19

  (H) C Interest                                      130,642.67

  (I) D Interest                                       94,828.23

  (J) E Interest                                      133,279.63

  (K) A-1 Principal Payment Amount                          0.00

  (L) A-2 Principal Payment Amount                 39,319,818.13

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                    2,457,511.08

  (P) C Principal Payment Amount                    1,310,657.62

  (Q) D Principal Payment Amount                      819,155.40

  (R) E Principal Payment Amount                      983,004.42

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                            675,958.67

  (U) Excess to Issuer                                      0.00



NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                              Page 2

A    Aggregate Discounted Contract Balance (ADCB) &
     Aggregate Notes Outstanding
A1   Aggregate Outstanding Note Balances,
     beginning of period                                            773,692,868.62
A2   ADCB, end of period                                            728,802,721.97

B    Reserve Fund
B1   Reserve Fund balance, beginning of period                       16,300,128.33
B2   Reserve Fund balance, end of period                             16,976,087.00

C    Available Funds for Distribution
C1   Available Funds -- Collection Account                           49,487,128.89
C2   Required Available Funds -- Reserve Fund                                 0.00
C3   Total Available Funds                                           49,487,128.89

D    Total Payments to Servicer                                         386,846.43

E    Total Interest Payments to Noteholders                           3,534,177.14

C4   Available Funds for Principal Distribution                      45,566,105.32

F    Principal Differential Determination
F1   Beginning Principal Balance of Notes                           773,692,868.62
F2   Ending Period ADCB                                             728,802,721.97
F3   Total Principal Payment Amount                                  44,890,146.65
F4   Principal Differential                                                   0.00

G    Principal Payments to Noteholders

G1   Class A-1 Note Balance, beginning of period                              0.00
G2   Class A   Target Investor Principal Amount                     638,367,049.81
G3   Class A-1 Principal Payment                                              0.00
G4   Class A-1 Note Balance, end of period                                    0.00

G5   Class A-2 Note Balance, beginning of period                    128,793,386.94
G6   Class A-2 Principal Payment                                     39,319,818.13
G7   Class A-2 Note Balance, end of period                           89,473,568.81

G8   Class A-3 Note Balance, beginning of period                    447,036,959.00
G9   Class A-3 Principal Payment                                              0.00
G10  Class A-3 Note Balance, end of period                          447,036,959.00

G11  Class A-4 Note Balance, beginning of period                    101,856,522.00
G12  Class A-4 Principal Payment                                              0.00
G13  Class A-4 Note Balance, end of period                          101,856,522.00

C5   Remaining Available Funds                                        6,246,287.19

G14  Class B Note Balance, beginning of period                       42,355,816.09
G15  Class B Target Investor Principal Amount                        39,898,305.01
G16  Class B Floor                                                            0.00
G17  Class B Principal Payment                                        2,457,511.08
G18  Class B Note Balance, end of period                             39,898,305.01

C6   Remaining Available Funds                                        3,788,776.11

G19  Class C Note Balance, beginning of period                       22,589,510.69
G20  Class C Target Investor Principal Amount                        21,278,853.07
G21  Class C Floor                                                            0.00
G22  Class C Principal Payment                                        1,310,657.62
G23  Class C Note Balance, end of period                             21,278,853.07

C7   Remaining Available Funds                                        2,478,118.49

G24  Class D Note Balance, beginning of period                       14,118,347.47
G25  Class D Target Investor Principal Amount                        13,299,192.07
G26  Class D Floor                                                            0.00
G27  Class D Principal Payment                                          819,155.40
G28  Class D Note Balance, end of period                             13,299,192.07

C8   Remaining Available Funds                                        1,658,963.09

G29  Class E Note Balance, beginning of period                       16,942,326.43
G30  Class E Target Investor Principal Amount                        15,959,322.01
G31  Class E Floor                                                            0.00
G32  Class E Principal Payment                                          983,004.42
G33  Class E Note Balance, end of period                             15,959,322.01

C9   Remaining Available Funds                                          675,958.67

G34  Additional Principal to be redistributed                                 0.00

C10  Remaining Available Funds                                          675,958.67

H1  Reserve Fund Deposit (to Max Required)                              675,958.67
I1  Available for Distribution to the Issuer (Shortfall)                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE & INTEREST CALCULATIONS




SERVICING FEE DUE
(a) ADCB                           773,692,868.62
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              386,846.43
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                386,846.43


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             31   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            42,355,816.09
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)    210,720.19
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                       0.00   (g) Total Interest Due                210,720.19


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance          128,793,386.94   (d) Beginning C Balance            22,589,510.69
(e) Current Interest Due (a*d*b/c)     554,884.84   (e) Current Interest Due (a*d*b/c)    130,642.67
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 554,884.84   (g) Total Interest Due                130,642.67

A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            14,118,347.47
(e) Current Interest Due (a*d*b/c)   1,952,061.39   (e) Current Interest Due (a*d*b/c)     94,828.23
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               1,952,061.39   (g) Total Interest Due                 94,828.23


 A-4 INTEREST                                       E INTEREST

(a) A-4 Rate                               5.393%   (a) A-E Rate                              9.440%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning A-D Balance          16,942,326.43
(e) Current Interest Due (a*d*b/c)     457,760.19   (e) Current Interest Due (a*d*b/c)    133,279.63
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 457,760.19   (g) Total Interest Due                133,279.63


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 4


OTHER STATISTICAL DATA

DELINQUENCY

                             Current      1 Month Prior  2 Months Prior 3 Months Prior 4 Months Prior 5 Months Prior 6 Months Prior
                             -------      -------------  -------------- -------------- -------------- -------------- --------------
 31 - 60   Days Past Due      18,738,133     31,772,630      26,005,695     27,511,921     25,858,747     31,657,513     45,912,423
 61 - 90   Days Past Due      16,481,316      8,861,392       9,744,013      7,482,063     11,532,002     12,016,051     10,841,233
 91 - 120  Days Past Due       7,758,205      4,868,629      3,916,059       9,394,434      5,716,096      4,795,716      4,090,057
121   Plus Days Past Due       6,012,040      5,610,327       6,266,770      5,778,863      5,344,801      5,030,470      5,168,392

ADCB, End of Period          728,802,722    773,692,869     814,664,250    857,771,359    895,303,482    931,494,569    986,460,195

 31 - 60   Days Past Due (%)       2.57%          4.11%           3.19%          3.21%          2.89%          3.40%          4.65%
 61 - 90   Days Past Due (%)       2.26%          1.15%           1.20%          0.87%          1.29%          1.29%          1.10%
 91 - 120  Days Past Due (%)       1.06%          0.63%           0.48%          1.10%          0.64%          0.51%          0.41%
121   Plus Days Past Due (%)       0.82%          0.73%           0.77%          0.67%          0.60%          0.54%          0.52%

DEFAULTS

Gross Charge-Offs             941,962.65     732,141.80      783,575.69     908,274.58     830,709.96     784,425.08     833,188.13
Recoveries                    582,616.73     407,114.51      328,209.44     358,897.52     649,643.92     354,210.50       2,133.68
Charge-Offs - Net             359,345.92     325,027.29      455,366.25     549,377.06     181,066.04     430,214.58     831,054.45
of Recoveries


BOND PRINCIPAL FACTORS

A-1                           0.0000000%
A-2                          68.7464987%
A-3                         100.0000000%
A-4                         100.0000000%
B                            94.0106034%
C                            94.0095298%
D                            94.0088883%
E                            94.0106045%

RESERVE FUND CALCULATIONS

Beginning Balance          16,300,128.33
Required Balance           16,976,087.00
Deposit                       675,958.67
Withdrawal                          0.00
Ending Balance             16,976,087.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 5


CONDITIONAL PAYMENT RATE

                                         Average
               Period       1 Month      3 Month      Life-to
Period         Ending         CPR          CPR         Date
------         ------       -------      -------      -------
  1           11/30/98      6.9572%        N/A        6.9572%
  2           12/31/98      6.2383%        N/A        6.6920%
  3           01/31/99      6.9524%      6.7160%      6.9069%
  4           02/28/99      9.5427%      7.5778%      7.7048%
  5           03/31/99     15.1390%     10.5447%      9.4891%
  6           04/30/99      8.8106%     11.1641%      9.6049%
  7           05/31/99     10.9830%     11.6442%     10.0453%
  8           06/30/99     14.4231%     11.4056%     10.9026%
  9           07/31/99     16.8629%     14.0897%     11.8861%
 10           08/31/99     12.6353%     14.6404%     12.4103%